SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 19, 2013

ZAP
(Exact name of registrant as specified in its charter)

California	001-32534	94-3210624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Fourth Street, Santa Rosa, CA	95401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(707) 525-8658

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     A telephonic meeting (the “Meeting”) of the board of directors of ZAP, a California corporation (the “Corporation”), was held on January 19, 2013 (January 20, 2013 in China). At the Meeting, Alex Wang resigned as a director of the Corporation effective immediately after the Board of Directors of the Corporation appointed Huai Yi Wang to fill the vacancy to be created by Alex Wang’s resignation.

(d)     (1)     At the Meeting, the Board of Directors of the Corporation appointed Huai Yi Wang to fill the vacancy created by Alex Wang’s resignation, which resignation occurred at the Meeting. Mr. Huai Yi Wang is the founder and a director of Zhejiang Jonway Automobile Co., Ltd (“Jonway Auto”), a 51% owned subsidiary of the Corporation, and the Chairman and a member of Jonway Group Co., Ltd. (“Jonway Group”), which owns 49% of Jonway Auto. Mr. Huai Yi Wang is also a major shareholder of the Corporation.

         (2)     Pursuant to the terms of latter agreement dated January 17, 2013, Alex Wang, Huai Yi Wang, Priscilla Lu (Chairman of the Board of the Corporation), Goman Chong (a Director of the Corporation) and Luo Hua Ling (Chairman of Jonway Auto), the parties agreed to Alex Wang’s resignation from the board of directors of the Corporation and the appointment of Mr. Huai Yi Wang as a director of the Corporation to fill the vacancy created on the board of directors as a result of the resignation of Alex Wang.

         (4)     In January 2012, the Corporation and Jonway Group entered into an Amended and Restated Payment Agreement (the “Payment Agreement”) with respect to the payment by the Corporation for certain design work provided by Jonway Group involving a shuttle van and the intellectual property rights relating thereto owned by Jonway Group. Pursuant to the terms of the Payment Agreement, the Corporation issued to Jonway Group the number of shares of the Corporation’s common stock calculated by dividing $18,200,000 by $0.26 (i.e., 70,000,000 shares of the Corporation’s common stock). The amount of $0.26 represents the average of the closing bid price of the Corporation’s common stock for the trading days during the period commencing on November 18, 2011 and ending on December 11, 2011. Mr. Huai Yi Wang, a member of the Board of Directors of the Corporation and a major shareholder of the Corporation, is also the Chairman and a member of Jonway Group.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2013	ZAP

	By:	/S/ PRISCILLA LU
Priscilla Lu
Chairman of the Board

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